Exhibit 99.1 Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com Investor Contact: Michael Sherrick +203 517 3104 michael.sherrick@isg-one.com

Information Services Group Announces

Third-Quarter 2023 Results

●	Reports GAAP revenues of $72 million, a third-quarter record
●	Reports net income of $3.2 million, GAAP EPS of $0.06 and adjusted EPS of $0.11
●	Reports third-quarter adjusted EBITDA of $11 million
●	Declares fourth-quarter dividend of $0.045 per share, payable December 20 to record holders as of December 5
●	Acquires Ventana Research; expands ISG Research coverage into $800 billion software sector
●	Sets fourth-quarter guidance: revenues between $68 million and $71 million and adjusted EBITDA between $9.0 million and $10.5 million

STAMFORD, Conn., November 2, 2023 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results, including record third-quarter revenues, for the quarter ended September 30, 2023.

“ISG delivered strong results in the third quarter, with record revenues of $72 million, our best topline performance ever in a third quarter,” said Michael P. Connors, chairman and CEO. “Our recurring revenues were up 19 percent, revenues in Europe were up 14 percent and firm-wide adjusted EBITDA margin improved 120 basis points from last quarter despite a more difficult macro environment. These results were powered by a relentless focus on execution and our proactive management of the current demand environment.”

Commenting on the macro environment, Connors said: “Our enterprise clients continue to leverage our capabilities with a dual focus on all things digital and cost optimization, a traditional sweet spot for ISG. Overall, clients are slower in their decision-making and spending is being stretched over longer periods of time, amid concerns about continued economic uncertainty and rising geopolitical tensions. With that said, our pipeline remains strong, and the pace of execution will be driven by clients’ need for speed as they position themselves for 2024 when conditions are expected to improve.”

Ventana Research Acquisition

ISG said today it has acquired the business of Ventana Research, a leading technology research firm specializing in coverage of the $800 billion software industry.

The move expands the capabilities of ISG Research, an important and fast-growing recurring-revenue-stream business for ISG, at a time when enterprises increasingly are leveraging software and services in combination to improve operating performance, deliver better customer and employee experiences, and drive growth.

“With the addition of Ventana Research, ISG becomes a stronger global powerhouse in technology research,” said Connors. “We are famously known for our industry-leading coverage of the managed services sector, and now we are expanding and deepening our coverage of the all-important software industry. In addition to increasing our market research coverage, we see synergies to accelerate the growth of our Software Advisory business with enterprises.”

Citing ISG Index™ research, Connors noted that software-based XaaS solutions – both infrastructure-as-a service and software-as-a-service – account for more than 60 percent of global spending on IT and business services, up from 48 percent five years ago. “We expect spending on cloud-based, software-driven services to continue expanding in the coming years,” he said, “and with it, client demand for in-depth research and advice to guide software investment decisions.”

Ventana Research, founded in 2002 and based in Bend, Ore., tracks more than 2,000 software vendors and covers more than 250 of them in-depth to provide the industry’s most comprehensive analyst and research coverage of the global software sector. Its team of experienced professionals provides insights and expert guidance on mainstream and disruptive technologies through a unique set of research-based products, including an online community for business and IT professionals.

Third-Quarter 2023 Results

Reported revenues for the third quarter were a record $71.8 million, up 4.3 percent from $68.8 million in the prior year. Currency translation positively impacted reported revenues by $1.4 million versus the prior year. Reported revenues were $42.5 million in the Americas, up 1 percent; $22.1 million in Europe, up 14 percent; and $7.2 million in Asia Pacific, down 2 percent versus the prior year.

ISG reported third-quarter operating income of $6.2 million, down 16 percent from $7.4 million in the third quarter of 2022. Reported third-quarter net income was $3.2 million, down 42 percent from net income of $5.6 million in the prior year. Fully diluted earnings per share was $0.06, compared with $0.11 per fully diluted share in the prior year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the third quarter was $5.7 million, or $0.11 per share on a fully diluted basis, compared with adjusted net income of $7.2 million, or $0.14 per share on a fully diluted basis, in the prior year’s third quarter.

Third-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $10.6 million, essentially flat with the prior year.

Other Financial and Operating Highlights

ISG generated $3.2 million of cash from operations in the third quarter, compared with $0.3 million used from operations in the third quarter last year. The firm’s cash balance totaled $18.7 million at September 30, 2023, down from $19.6 million at June 30, 2023.

During the third quarter, ISG paid dividends of $2.3 million and repurchased $0.9 million of shares. As of September 30, 2023, ISG had $79.2 million in debt outstanding, unchanged from December 31, 2022. The firm’s gross-debt-to-adjusted-EBITDA ratio (a non-GAAP measure calculated by dividing outstanding debt by adjusted EBITDA) was 1.8 times.

2023 Fourth-Quarter Revenue and Adjusted EBITDA Guidance

“For the fourth quarter, ISG is targeting revenues of between $68 million and $71 million and adjusted EBITDA of between $9.0 million and $10.5 million,” Connors said. “We will continue to monitor the macroeconomic and geopolitical environment, and other factors, and adjust our business plans accordingly.”

Quarterly Dividend

The ISG Board of Directors declared a fourth-quarter dividend of $0.045 per share payable on December 20, 2023, to shareholders of record on December 5, 2023.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Friday, November 3, 2023, to discuss the company’s third-quarter results. The call can be accessed by dialing +1 (888) 330-2057; or, for international callers, by dialing +1 (646) 960-0203. The access code is 1482106. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and nine months ended September 30, 2023 and September 30, 2022. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition-related costs, and severance, integration and other expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition-related costs, write-off of deferred financing costs, and severance, integration and other expense, on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, gross-debt-to-adjusted-EBITDA ratio and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 900 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs 1,600 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Condensed Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues	$71,773	$68,836	$224,868	$212,100
Operating expenses
Direct costs and expenses for advisors	43,032	39,786	138,048	125,111
Selling, general and administrative	20,992	20,334	63,992	60,806
Depreciation and amortization	1,526	1,286	4,692	3,872
Operating income	6,223	7,430	18,136	22,311
Interest income	104	37	285	126
Interest expense	(1,533)	(824)	(4,676)	(1,997)
Foreign currency transaction (loss)/gain	(2)	131	(40)	248
Income before taxes	4,792	6,774	13,705	20,688
Income tax provision	1,591	1,218	4,680	5,245
Net income	$3,201	$5,556	$9,025	$15,443

Weighted average shares outstanding:
Basic	48,711	47,888	48,542	48,191
Diluted	50,257	49,844	50,287	50,637

Earnings per share:
Basic	$0.07	$0.12	$0.19	$0.32
Diluted	$0.06	$0.11	$0.18	$0.30

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income	$3,201	$5,556	$9,025	$15,443
Plus:
Interest expense (net of interest income)	1,429	787	4,391	1,871
Income taxes	1,591	1,218	4,680	5,245
Depreciation and amortization	1,526	1,286	4,692	3,872
Interest accretion associated with contingent consideration	26	—	77	8
Acquisition-related costs (1)	99	25	99	41
Severance, integration and other expense	674	8	2,016	458
Foreign currency transaction (loss) gain	2	(131)	40	(248)
Non-cash stock compensation	2,098	1,987	6,752	5,432
Adjusted EBITDA	$10,646	$10,736	$31,772	$32,122

Net income	$3,201	$5,556	$9,025	$15,443
Plus:
Non-cash stock compensation	2,098	1,987	6,752	5,432
Intangible amortization	769	525	2,352	1,580
Interest accretion associated with contingent consideration	26	—	77	8
Acquisition-related costs (1)	99	25	99	41
Severance, integration and other expense	674	8	2,016	458
Write-off of deferred financing costs	—	—	379	—
Foreign currency transaction (loss) gain	2	(131)	40	(248)
Tax effect (2)	(1,174)	(772)	(3,749)	(2,327)
Adjusted net income	$5,695	$7,198	$16,991	$20,387

Weighted average shares outstanding:
Basic	48,711	47,888	48,542	48,191
Diluted	50,257	49,844	50,287	50,637

Adjusted earnings per share:
Basic	$0.12	$0.15	$0.35	$0.42
Diluted	$0.11	$0.14	$0.34	$0.40

(1)	Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.
(2)	Marginal tax rate of 32% reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	September 30, 2023	Three Months Ended	Constant currency	September 30, 2022
	September 30, 2023	impact	Adjusted	September 30, 2022	impact	Adjusted
Revenue	$71,773	$(1,572)	$70,201	$68,836	$(211)	$68,625
Operating income	$6,223	$105	$6,328	$7,430	$474	$7,904
Adjusted EBITDA	$10,646	$40	$10,686	$10,736	$454	$11,190

	Nine Months		Nine Months Ended	Nine Months		Nine Months Ended
	Ended	Constant currency	September 30, 2023	Ended	Constant currency	September 30, 2022
	September 30, 2023	impact	Adjusted	September 30, 2022	impact	Adjusted
Revenue	$224,868	$(4,406)	$220,462	$212,100	$(5,209)	$206,891
Operating income	$18,136	$446	$18,582	$22,311	$381	$22,692
Adjusted EBITDA	$31,772	$271	$32,043	$32,122	$249	$32,371